SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[_] Preliminary Information Statement

[_] Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))

[X] Definitive Information Statement

CYBER INFORMATIX, INC.
(Name of Registrant as Specified in Its Charter)

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CYBER INFORMATIX, INC.
Suites 3701-4, 37/F
Tower 6, The Gateway, Habour City,
Tsim Sha Tsui, Kowloon,
Hong Kong

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about October 26, 2011 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Cyber Informatix, Inc., a Nevada corporation (the “Company”), as of the close of business on September 30, 2011 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated September 30, 2011, (the “Written Consent”) of a stockholder of the Company owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “Majority Stockholder”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Cyber Informatix, Inc.

The Written Consent authorized and approved (1) a 1-for-0.481752 reverse split of the Company’s outstanding common stock (the "Reverse Split"); and (2) a Certificate of Amendment of our Certificate of Incorporation to change our name to “Goldenway, Inc.” (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the Nevada Revised Statutes (“NRS”) and our Bylaws to approve the Reverse Split and the Certificate of Amendment. Accordingly, the Reverse Split and the Certificate of Amendment are not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Hao Tang
Hao Tang
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about October 26, 2011, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholder.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR CERTIFICATE OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the NRS and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Reverse Split and the Certificate of Amendment require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 30,430,596 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On September 30, 2011, our Board of Directors unanimously adopted resolutions approving the Reverse Split and the Certificate of Amendment and recommended that our stockholders approve the Reverse Split and approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Goldenway, Inc.” is in the best interest of our stockholders as it a generic name that will make the Company more attractive as to business combination candidate.

CONSENTING STOCKHOLDERS

On September 30, 2011, the Majority Stockholder, Goldenway Investments Holdings Limited, being the record holder of 24,587,299 shares of our Common Stock, constituting approximately 80.80% of the issued and outstanding shares of our Common Stock, consented in writing to the Reverse Split and the Certificate of Amendment.

Accordingly, we have obtained all necessary corporate approvals in connection with the Reverse Split and the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholder was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the NRS, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment and the Reverse Split will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 75,000,000 shares of Common Stock, $0.001 par value per share. Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares.

At the close of business on the Record Date, we had 30,430,596 shares of Common Stock issued and outstanding.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Our current Certificate of Incorporation states that the name of the Company is “Cyber Informatix, Inc.” On September 30, 2011, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Certificate of Incorporation to change our name to “Goldenway, Inc.” The Majority Stockholder approved the Certificate of Amendment pursuant to a Written Consent dated as of September 30, 2011. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The principal reason for our name change is to change our name to something other than the current name, which implies that we are in the software development business. Since we are a shell company and have no operations other than our search for a viable business combination candidate, our Board of Directors determined that the new name is a generic one that will make the Company more attractive to a business combination candidate.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock immediately before and after the closing of the transactions contemplated by the Exchange Agreement by (i) each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) each of our current officers and directors; and (iii) all of our current officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Flat/RM 1209 Block 1, 33 Canton Road, Tsim Sha Tsui, Hong Kong.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Officers and Directors
Hao Tang	Chief Executive Officer	Common stock, $0.001 par value	0	0
Yue Yuen Chan	Chief Financial Officer	Common stock, $0.001 par value	0	0
Jian Qin Huang +	Director	Common stock, $0.001 par value	0	0
Ricky, Wai Lam Lai	Director	Common stock, $0.001 par value	0	0
Tak Wah Tam +	Director	Common stock, $0.001 par value	0	0
Chi Man Lo+	Director	Common stock, $0.001 par value	0	0
Yousuf Rashed Al Marshoudi +	Director	Common stock, $0.001 par value	0	0
Sultan Mohamed R. Alshara+	Director	Common stock, $0.001 par value	0	0
5% Security Holders
Goldenway Investments Holdings Limited (2)	--	Common stock, $0.001 par value	24,587,299	80.80%

+ Will become a director on the 10th day following our mailing of this Information Statement to our stockholders.
____________________

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	SMP Trustees (NZ) Limited is the beneficial owner of Goldenway Investments Holdings Limited.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

On September 30, 2011, we entered into a share exchange agreement, pursuant to which we acquired 100% of the issued and outstanding shares of the capital stock of Goldenway Precious Metals, in exchange for 24,587,299 shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis after the consummation of the transactions contemplated by the Exchange Agreement. After the Closing Date, Goldenway Precious Metals became our subsidiary and the former shareholder of Goldenway Precious Metals became our controlling stockholder.

Upon the closing of the acquisition on September 30, 2011, Terry G. Bowering, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately, and from his position as a director, effective on the tenth day following our mailing of an Information Statement complying with the requirements of Section 14f-1 of the Exchange Act, to our stockholders. On the same date, our board of directors increased its size from one to six members and appointed Ricky Wai Lam Lai, to serve as a Director, effective immediately, and each of Jian Qin Huang, Tak Wah Tam, Chi Man Lo, Yousuf Rashed Al Marshoudi, and Sultan Mohamed R. Alshara to serve as our directors, effective upon the tenth day following our mailing of the Information

Statement. In addition, our board of directors appointed Hao Tang, to serve as our Chief Executive Officer, and Yue Yuen Chan to serve as our Chief Financial Officer effective immediately at the closing of the acquisition.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

* * *

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION

(Pursuant to Section 78.385 and 78.390 of the Nevada Revised Statutes)

          FIRST: The name of the corporation is Cyber Informatix, Inc. (the “Corporation”)

          SECOND: Article 1 of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

          “The name of the corporation is GOLDENWAY, INC., (hereinafter, the "Corporation").”

          THIRD: Article 3 of the Articles of Incorporation is hereby amended by adding the following text as a new paragraph:

          “3.5 Effective as of September 30, 2011, each share of the issued and outstanding Common Stock, $0.001 par value, of the Corporation shall be reverse split into 0.481752 share of Common Stock of the Corporation. This reverse split shall affect only issued and outstanding shares. Each record and beneficial holder who would receive a fractional share as a result of the reverse stock split shall receive, in lieu thereof, a whole share.”

          FOURTH: This Certificate of Amendment to Articles of Incorporation has been duly adopted in accordance with the provisions of the Nevada Revised Statutes by the joint written consent of all of the members of the Board of Directors of the Corporation and the holder of an 80.80% majority of the Corporation’s issued and outstanding common stock.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this __ day of __________, 2011.

By: ______________________________
Name: Hao Tang
Title: Chief Executive Officer